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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of United States Cellular Corporation, of our report dated January 29, 1997 (except with respect to the matter discussed in Note 16, as to which the date is February 4, 1997), on the consolidated financial statements of United States Cellular Corporation and Subsidiaries (the "Company") included in the Company's 1996 Annual Report to Shareholders, to the inclusion in this Form 10-K of our report dated January 29, 1997 (except with respect to the matter discussed in Note 16, as to which the date is February 4,
1997), on the financial statement schedule of the Company, and to the inclusion of our compilation report dated February 25, 1997, on the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership, and to the incorporation of such reports into the Company's previously filed S-3 Registration Statement, File No. 33-58911, into the Company's previously filed S-4 Registration Statement, File No. 33-41826, and into the Company's previously filed S-8 Registration Statements, File No. 33-42558, File No. 33-56361, File No. 33-57255, File No. 33-59777, File No.
33-61291, File No. 333-16925, File No. 333-19403, and File No. 333-19405.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 20, 1997